UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2004

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

5000 S. Broad Street, Suite 100A, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

(215) 218-4340

(Registrant’s Telephone Number, Including Area Code)

80 S.W. 8th Street, Miami, Florida 33130

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On December 14, 2004 Aphton Corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Igeneon Krebs-Immuntherapie Forschungs- Und Entwicklungs-Ag (“Igeneon”), and the holders of Igeneon’s equity securities (the “Sellers”). Pursuant to the Stock Purchase Agreement, the Company agreed to acquire all of the common shares and convertible securities outstanding of Igeneon (the “Igeneon Equity Securities”) from the Sellers (the “Acquisition”). Upon closing of the Acquisition, Igeneon will become a wholly-owned subsidiary of the Company. The following summarizes the material terms and conditions of the Stock Purchase Agreement. The description of the Stock Purchase Agreement is not complete and is qualified by reference to the Stock Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.12 and is incorporated herein by reference.

Purchase Price

The purchase price for the Igeneon Equity Securities is equal to: (i) 21,500,000 shares of the Company’s common stock (the “Purchase Shares”), and (ii) a cash payment of $25,000 (such cash amount and the Purchase Shares collectively being the “Purchase Price”). The Purchase Shares were offered to the Sellers pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Indemnification

The Company is entitled to indemnification from the Sellers:

•	in the event there is any breach or violation of any of the representations, warranties, covenants or agreements of Igeneon contained in the Stock Purchase Agreement; and

•	for the amount, as of the Closing Date, by which the sum of (1) (a) Igeneon’s Adjusted Cash Balance (as defined in the Stock Purchase Agreement) less (b) the Cash Calculation (as defined in the Stock Purchase Agreement) plus (2) (x) the Total Liabilities Calculation (as defined in the Stock Purchase Agreement) less (y) Igeneon’s Starting Total Liabilities Balance (as defined in the Stock Purchase Agreement) is greater than zero.

To secure the payment of these indemnifiable obligations, 3,225,000 Purchase Shares (the “Escrow Shares”) will be deposited in escrow with J.P. Morgan Trust Company, National Association pursuant to the terms of an escrow agreement. The Company will have up to six months after the closing date to assert claims against the Escrow Shares for these indemnified obligations, and the total indemnity available to the Company for these indemnifications is limited to the Escrow Shares.

The Company is also entitled to indemnification by the Sellers, severally and not jointly, for breaches of their respective representations and warranties, however the extent of such Seller’s liability is limited to the value of the Purchase Shares the respective Seller received for his or her Igeneon Equity Securities.

Employment Agreement/Board Appointment

Upon consummation of the Acquisition, the Company will enter into an employment agreement with Igeneon’s Chief Executive Officer whereby he will become the Company’s Chief Operating Officer and he will also be appointed to the Company’s Board of Directors.

Conditions to Closing

The closing of the Acquisition will be held promptly after approval by the Company’s stockholders of:

•	the issuance of the Purchase Shares in the Acquisition pursuant to the Marketplace Rules of the Nasdaq Stock Market;

•	an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of all classes of stock that the Company may issue from 64,000,000 shares to 104,000,000 shares, 100,000,000 of which shall be classified as common stock and 4,000,000 of which shall be classified as preferred stock (the “Amendment”); and

•	the satisfaction of all other conditions to closing.

Each party’s obligations to consummate the Acquisition is subject to the following additional conditions:

•	the other party’s representations and warranties shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the closing date;

•	each of the parties shall have performed or complied with all covenants required to be performed at or prior to the closing date (unless failure to perform or comply could not reasonably be expected to have a material adverse effect on the other party);

•	no litigation, arbitration or other proceeding shall be pending, by or before any court, arbitration panel or governmental authority which enjoins, prohibits or materially restricts or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by the Stock Purchase Agreement;

•	no law or regulation shall have been enacted which enjoins, prohibits or materially restricts or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by the Stock Purchase Agreement;

•	no judicial or administrative decision shall have been rendered which enjoins, prohibits or materially restricts or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by the Stock Purchase Agreement;

•	the other party shall not have suffered a material adverse effect;

•	the Purchase Shares shall have been approved for listing on the Nasdaq National Market; and

•	each of the parties shall have entered into the escrow agreement.

In addition, the Company’s obligation to consummate the Acquisition is subject to the condition that as of the closing date, the sum of (i) the difference between (A) Igeneon’s Adjusted Cash Balance (as defined in the Stock Purchase Agreement) and (B) Igeneon’s Cash Balance (as defined in the Stock Purchase Agreement) less certain adjustments and (ii) the difference between (A)(x) the outstanding balance of Igeneon’s Financial Liabilities (as defined in the Stock Purchase Agreement) less (y) the amount of certain additional indebtedness permitted by the Stock Purchase Agreement and (B) Igeneon’s Starting Financial Liabilities Balance (as defined in the Stock Purchase Agreement) shall be less than the sum of (A) EUR 2,000,000 and (B) certain transaction expenses permitted by the Stock Purchase Agreement.

Termination and Breakup Fee

The Stock Purchase Agreement may be terminated prior to the closing as follows:

•	at any time by mutual consent of all parties to the Stock Purchase Agreement;

•	by either the Company or Igeneon if the closing has not occurred by May 31, 2005, provided the failure of the closing to occur is not the result of the failure of a party seeking to terminate to perform or fulfill any of its obligations;

•	by the Company at any time for a breach of Igeneon’s or the Sellers’ representations or warranties or covenants if such breach gives rise to a failure of the Sellers or Igeneon to satisfy its conditions to close and such breach is not cured within twenty days after notice (“Igeneon Breach”);

•	by Igeneon at any time for a breach of the Company’s representations, warranties or covenants if such breach gives rise to a failure of the Company to satisfy its conditions to close and such breach is not cured within twenty days after notice (“Company Breach”);

•	by either the Company or Igeneon if the Company’s stockholders do not approve the Amendment and issuance of the Purchase Shares; or

•	by Igeneon if the Company has failed to hold its stockholders’ meeting prior to March 31, 2005, which may be extended in certain circumstances as provided in the Stock Purchase Agreement.

The Company will be required to pay to Igeneon a termination fee in the amount of $3.0 million if (1) Igeneon terminates the Stock Purchase Agreement due to the Company’s Breach, (2) the Company has failed to hold the stockholders meeting by March 31, 2005, or May 31, 2005 if applicable, or (3) the stockholders do not approve the issuance of the Purchase Shares and the Amendment and there is a Positive Market Adjustment (as defined in the Stock Purchase Agreement).

Igeneon will be required to pay to the Company a termination fee in the amount of $1.5 million if the Company terminates the Stock Purchase Agreement due to the Igeneon Breach.

The termination payments are the sole and exclusive remedy of the parties in the event there is a termination of the Stock Purchase Agreement.

In certain conditions, in the event the Acquisition has not closed prior to March 31, 2005, the Company is required to provide Igeneon an unsecured loan in an amount up to $3 million for a one year period, which will be upon termination of the Stock Purchase Agreement either off-set against any termination fee that may be due, repaid in accordance with its terms or, in limited circumstances, forgiven.

Registration Rights

In consideration of consummating the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to file a Registration Statement on Form S-3 to register for public sale all of the Purchase Shares being issued to the Sellers under the Stock Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On December 15, 2004, in connection with a conference call regarding the Acquisition, the Company released the slide presentation which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

A press release issued on December 15, 2004 announcing the Acquisition is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Number	Description

10.12	Stock Purchase Agreement dated as of December 14, 2004, among Igeneon Krebs-Immuntherapie Forschungs- Und Entwicklungs-Ag (“Igeneon”), the holders of the equity securities of Igeneon, and Aphton Corporation.

99.1	Slide Presentation Regarding Acquisition

99.2	Press release dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2004	APHTON CORPORATION

/s/ JAMES F. SMITH
James F. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.12	Stock Purchase Agreement dated as of December 14, 2004, among Igeneon Krebs-Immuntherapie Forschungs- Und Entwicklungs-Ag (“Igeneon”), the holders of the equity securities of Igeneon, and Aphton Corporation.

99.1	Slide Presentation Regarding Acquisition

99.2	Press release dated December 15, 2004.